Exhibit 99.1

Treasure Global Inc Unveils Ground-breaking AI Robot for TikTok Live Commerce, Revolutionizing E-commerce Experience

ZCITY’s Innovative Technology Acquire an Artificial Intelligence Technology of Tencent Sets the Stage for Game-Changing TikTok Partnership

NEW YORK & KUALA LUMPUR, MALAYSIA, October 18, 2023 - Treasure Global Inc (NASDAQ: TGL) (“TGL,” “Treasure Global” or the “Company”), an innovative technology solutions provider, today announced a transformative leap in the world of e-commerce with the introduction of an artificial intelligence (“AI”) robot designed to conduct extended-hour live commerce sessions on TikTok. This pioneering development not only propels ZCITY, a subsidiary of Treasure Global Inc, to new heights but also promises to revolutionize the way businesses engage with their customers on the world’s most traffic-intensive live commerce platform.

TikTok Live Commerce: A Lucrative Frontier for ZCITY

The dawn of TikTok Live Commerce represents a monumental opportunity for Treasure Global Inc’s subsidiary, ZCITY, to diversify its revenue streams and showcase its products in an innovative and engaging manner. With the acquisition of cutting-edge technology of Tencent, ZCITY has taken a significant step forward in creating its very own live commerce robot capable of interacting seamlessly with viewers via chatbox.

Unveiling the Future: ZCITY’s Live Commerce Robot

ZCITY’s live commerce robot, powered by advanced AI technology, will serve as a trailblazing model, demonstrating products and services in real-time on the TikTok platform. This innovative approach to marketing not only captures the attention of the TikTok community but also creates a dynamic and immersive shopping experience for viewers.

By harnessing the power of AI, this robot can answer queries, provide product details, and offer personalized recommendations, ensuring that every customer interaction is tailored to their needs. Its ability to operate for extended hours on TikTok makes it a game-changer in the live commerce arena, allowing for unparalleled reach and engagement.

TikTok: The Epicentre of Live Commerce

TikTok’s status as the world’s highest traffic live commerce platform makes it the ideal stage for ZCITY to unveil this ground-breaking technology. With millions of active users daily, TikTok provides an unrivalled platform to showcase ZCITY’s products and services, reaching a global audience like never before.

“This is a pivotal moment for Treasure Global Inc and ZCITY,” said Sam Teo, Chief Executive Officer of Treasure Global Inc. “Our innovative AI robot will redefine the e-commerce landscape on TikTok, offering a dynamic and interactive shopping experience that transcends traditional boundaries. We believe this development will not only drive significant revenue growth for ZCITY but also set new standards in the live commerce industry.”

Treasure Global Inc’s commitment to innovation and technological advancement continues to shape the future of e-commerce, enhancing the way businesses and customers connect in the digital age.

About Treasure Global Inc

Treasure Global is a Malaysian solutions provider developing innovative technology platforms. Treasure Global has developed two technology solutions: the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards; and TAZTE, a digital food and beverage management system providing merchants with a one-stop management and automated solution to digitalize their businesses. Treasure Global also acts as a master franchiser in Southeast Asia for popular restaurant chains, while providing them with the TAZTE solution. As of September 30, 2023, ZCITY had over 2,600,000 registered users.

For more information, please visit https://treasureglobal.co/.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the Securities and Exchange Commission (“SEC”) on September 28, 2023. Copies of these documents are available on the SEC’s website, www.sec.gov. These forward-looking statements cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:

U.S. Investor Contact
Phil Carlson
KCSA Strategic Communications
ir_us@treasuregroup.co

Malaysian Investor Contacts
ir_my@treasuregroup.co

Media Contact
Sue Chuah, Chief Marketing Officer
Treasure Global Inc
mediacontact@treasuregroup.co